Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)[     ]

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

Safeway Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3019135 (I.R.S. employer identification no.)

5918 Stoneridge Mall Road Pleasanton, California (Address of principal executive offices)	94588 (Zip code)

Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of April, 2002.

THE BANK OF NEW YORK

By:	/s/ STACEY POINDEXTER

Name: STACEY POINDEXTER Title: ASSISTANT TREASURER

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts
		In Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$3,163,218
Interest-bearing balances		5,923,554
Securities:
Held-to-maturity securities		1,210,537
Available-for-sale securities		9,596,941
Federal funds sold and Securities purchased under agreements to resell		4,723,579
Loans and lease financing receivables:
Loans and leases held for sale		1,104,560
Loans and leases, net of unearned income	36,204,516
LESS: Allowance for loan and lease losses	608,227
Loans and leases, net of unearned income and allowance		35,596,289
Trading Assets		8,039,857
Premises and fixed assets (including capitalized leases)		836,786
Other real estate owned		1,292
Investments in unconsolidated subsidiaries and associated companies		207,616
Customers’ liability to this bank on acceptances outstanding		292,295
Intangible assets
Goodwill		1,579,965
Other intangible assets		18,971
Other assets		5,723,285

Total assets		$78,018,745

LIABILITIES
Deposits:
In domestic offices		$28,786,182
Noninterest-bearing	12,264,352
Interest-bearing	16,521,830
In foreign offices, Edge and Agreement subsidiaries, and IBFs		27,024,257
Noninterest-bearing	407,933
Interest-bearing	26,616,325
Federal funds purchased and securities sold under agreements to repurchase		1,872,762

Dollar Amounts
In Thousands

Trading liabilities	2,181,529
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,692,630
Bank’s liability on acceptances executed and outstanding	336,900
Subordinated notes and debentures	1,940,000
Other liabilities	7,217,748

Total liabilities	$71,052,008

EQUITY CAPITAL
Common stock	1,135,284
Surplus	1,050,729
Retained earnings	4,266,676
Accumulated other comprehensive income	13,733
Other equity capital components	0

Total equity capital	6,466,422

Total liabilities and equity capital	$78,015,745

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith